UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2013

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 6, 2013, the board of directors (the “Board”) of Express Scripts Holding Company (the “Company” or “Express Scripts”) designated Christopher K. Knibb, age 43, as the Company’s principal accounting officer as defined by the Securities and Exchange Commission. Jeffrey Hall, the Company’s Executive Vice President and Chief Financial Officer, had also served as the Company’s principal accounting officer prior to Mr. Knibb’s designation.

Mr. Knibb joined Express Scripts on February 11, 2013 as Vice President and Chief Accounting Officer. Prior to joining Express Scripts, Mr. Knibb served as Senior Vice President, Chief Accounting Officer of Brightstar Corporation from June 2012 to February 2013. Prior to that, he was with Patriot Coal Corporation as Vice President, Controller and Chief Accounting Officer from October 2011 to June 2012 and as Vice President, Controller from September 2007 to October 2011. He has more than 18 years of business experience including work in public accounting.

Mr. Knibb is a veteran of the U.S. Army, a certified public accountant and holds a Bachelor of Arts degree in accounting from University of South Florida.

Mr. Knibb will continue to receive a customary compensation package, including an annual salary and an opportunity to earn an annual bonus pursuant to the Company’s annual bonus plan. Upon his initial employment with the Company, he received an initial, one-time long term incentive grant consisting of non-qualified stock options and restricted stock units and he is eligible to participate in the Company’s annual equity award program starting in 2014. He is also eligible to participate in the Company’s Executive Deferred Compensation Plan. He has signed the Company’s standard non-disclosure and non-competition agreement and intellectual property assignment agreement. No adjustment was made to his compensation arrangements in connection with his designation as the principal accounting officer.

Item 7.01 Regulation FD Disclosure

The information furnished pursuant to Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Trading Plan

On March 5, 2013, Nicholas J. LaHowchic, a member of the Board of Directors of Express Scripts, adopted a prearranged trading plan under Rule 10b5-1 of the Exchange Act, for personal financial management purposes. Rule 10b5-1 plans permit insiders to sell fixed portions of their holdings over a designated period of time by establishing the prearranged written plans at a time when they are not aware of material non-public information. Such programs provide for regular selling of a predetermined, fixed number of shares in order to gradually diversify the individual’s investment portfolio, minimize the market effect of share sales by spreading them out over an extended period of time and avoid concerns about initiating transactions while in possession of material non-public information.

Mr. LaHowchic’s plan provides for the sale of up to 60,168 shares of common stock, including shares of common stock that Mr. LaHowchic already owns or that may be acquired through exercise of previously granted stock appreciation right or stock option awards.

Except as may be required by law, the Company does not undertake to report stock trading plans by other Company officers or directors, nor to report modifications or termination of any publicly-announced plan, including Mr. LaHowchic’s plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: March 8, 2013	By:	/s/ Jeffrey Hall
Jeffrey Hall
Executive Vice President and Chief Financial Officer